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                                                                 EXHIBIT 10.21
                            ADSL LICENSE AGREEMENT


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                     INDIVIDUAL AGREEMENT ON THE LICENSING OF THE ADSL CHIPSET


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
CONTENTS
CONTENTS________________________________________________________________________________________2
ARTICLE 1 - DEFINITIONS_________________________________________________________________________5
ARTICLE 2 - LICENSE_____________________________________________________________________________9
   2.1 DESIGN- AND DEVELOPMENT RIGHTS___________________________________________________________9
   2.2 MANUFACTURING RIGHTS_____________________________________________________________________9
   2.3 HAVE-MADE RIGHTS________________________________________________________________________10
   2.4 DISTRIBUTION RIGHTS_____________________________________________________________________10
   2.5 RIGHT TO USE SOFTWARE___________________________________________________________________10
   2.6 GENERAL LICENSING PROVISIONS____________________________________________________________11
ARTICLE 3: MODALITIES OF RIGHTS GRANTED________________________________________________________12
   3.1 ADDITIONAL ALCATEL INFORMATION__________________________________________________________12
   3.2 RIGHT TO DESIGN, DEVELOP AND IMPLEMENT MODIFICATIONS____________________________________12
   3.3 GRANT BACK OF RIGHTS TO ALCATEL_________________________________________________________13
ARTICLE 4 - TECHNICAL DOCUMENTATION____________________________________________________________13
ARTICLE 5 - TECHNICAL ASSISTANCE_______________________________________________________________15
ARTICLE 6 - TRAINING___________________________________________________________________________16
ARTICLE 7 - SOFTWARE___________________________________________________________________________16
ARTICLE 8 - COPYRIGHT AND TRADEMARKS___________________________________________________________17
ARTICLE 9 - COMPENSATION_______________________________________________________________________18
   9.1 INITIAL PAYMENTS________________________________________________________________________18
   9.2 MINIMUM ROYALTIES_______________________________________________________________________18
   9.3 ROYALTIES ON SALES OF PRODUCTS__________________________________________________________19
   9.4 ROYALTIES ON SALES OF SAM_______________________________________________________________19
   9.5 ROYALTIES ON SALES OF DERIVATIVES_______________________________________________________19
   9.6 CALCULATION OF ROYALTIES USING THE FAIR MARKET VALUE____________________________________20
   9.7 SALES TO ALCATEL________________________________________________________________________20
   9.8 ROYALTY STATEMENTS______________________________________________________________________20
ARTICLE 10 - PAYMENT TERMS_____________________________________________________________________21
ARTICLE 11 - CONFIDENTIALITY___________________________________________________________________22
ARTICLE 12 - OTHER OBLIGATIONS_________________________________________________________________22
ARTICLE 13 - WARRANTY AND LIABILITIES__________________________________________________________24
ARTICLE 14 - TAXES AND DUTIES__________________________________________________________________25
ARTICLE 15 - TERM AND TERMINATION______________________________________________________________25
ARTICLE 16 - SOLICITING EMPLOYEES______________________________________________________________26

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ARTICLE 17 - FORCE MAJEURE_____________________________________________________________________27
ARTICLE 18 - MANUFACTURE DISCONTINUANCE________________________________________________________27
ARTICLE 19 - GOVERNING LAW AND SETTLEMENT OF DISPUTES__________________________________________28
ARTICLE 20 - MISCELLANEOUS PROVISIONS__________________________________________________________28

ANNEXES:
ANNEX 1:          SCOPE OF ADSLC, SACHEM AND SOFTWARE CORE TECHNOLOGY
ANNEX 2:          IMPLEMENTATION SCHEDULE
ANNEX 3:          TECHNICAL ASSISTANCE
ANNEX 4:          TRAINING PLAN
ANNEX 5:          MODEL END-USER LICENSE AGREEMENT
ANNEX 6:          NON DISCLOSURE AGREEMENT

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


                             INDIVIDUAL AGREEMENT ON
                        THE LICENSING OF THE ADSL CHIPSET

This agreement (hereinafter referred to as "the AGREEMENT") is made and effective as of this 20th of April 1998 by and between:

INTEGRATED TELECOM EXPRESS INC., a corporation organized and existing under the laws of California, having its principal office at 2710 Walsh Avenue, Santa Clara, California CA 95051, USA (hereinafter referred to as "ITEX")

and

ALCATEL BELL N.V., a company organized and existing under the laws of Belgium, having its registered offices at 1, Francis Wellesplein, Antwerp, Belgium, hereinafter referred to as "ALCATEL",

Where appropriate, ALCATEL and ITEX hereinafter collectively referred to as "Parties" and individually referred to as "a Party"

WHEREAS, ALCATEL manufactures ADSL equipment which it sells world-wide and is developing further generations of such ADSL equipment; and

WHEREAS, ALCATEL has designed CHIPSETS (as defined hereinafter) to implement the ADSL transceiver function and requires such CHIPSETS to be manufactured using advanced semiconductor manufacturing technologies, and to be sold on the open market; and

WHEREAS, ITEX desires to receive a license to [*] the CHIPSET and related software;

WHEREAS, ALCATEL is willing to grant to ITEX a license to [*] the CHIPSET and related software;

WHEREAS, ITEX has developed a low-cost, DMT-based ADSL solution but requires [*]and

WHEREAS ITEX wishes to ensure interoperability of its ADSL solution with ALCATEL's Digital Subscriber Loop ATM Multiplexers ("DSLAM"); and

WHEREAS, ALCATEL and ITEX are both involved in standardization committees and wish to co-operate in accelerating the completion of the ADSL standards based on the Discrete MultiTone modulation technique;

AND WHEREAS, the Parties wish now to lay down the terms and conditions of such licensing and co-operation by entering into this AGREEMENT.

NOW THEREFORE, in consideration of the premises and the undertakings of the Parties contained therein, it is agreed as follows:

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                    4/30

ARTICLE 1 - DEFINITIONS

1.1 In this AGREEMENT unless the context otherwise requires the following expressions shall have the following meanings:

         ADSLC: ADSL standard compliant semiconductor device, integrating A/D and D/A converters, AGC, and analogue filters, as resulting from the TECHNOLOGY and which may encompass such IMPROVEMENTS and/or MODIFICATIONS as may be achieved in accordance with this AGREEMENT.

         ADSL CHIPSET OR CHIPSET: the ADSLC and SACHEM combined, as resulting from the TECHNOLOGY and which may encompass such IMPROVEMENTS and/or MODIFICATIONS as may be achieved in accordance with this AGREEMENT, implementing, in combination with the SOFTWARE, the FUNCTIONALITY.

         ADSLC SOFTWARE: Any SOFTWARE which specifically relates to the ADSLC and/or the part of the FUNCTIONALITY which is proper to the ADSLC, and which is required by ITEX for the purpose of developing the SAM, in accordance with Section 2.3 herein.

         AFE: The ADSLC plus the discrete components which are part of ALCATEL's ADSL analogue front-end, and including the integration in the ADSLC of digital filtering functions, that are normally part of the SACHEM, as resulting from the TECHNOLOGY and described in the TECHNICAL DOCUMENTATION, and which may encompass such IMPROVEMENTS and/or MODIFICATIONS as may be achieved in accordance with this AGREEMENT.

         AFFILIATED COMPANIES: With respect to any party, a corporation or other entity which is directly or indirectly controlled by a Party, but only so long as such control subsists or which is directly or indirectly controlling or under the same control as a Party, but only so long as such control subsists. Control means the direct or indirect ownership of more than 50% of the shares entitled to vote upon election of directors or persons performing similar functions or having the right or the power to elect a majority of the members of the governing board.

         AGREEMENT YEAR: a twelve (12) month period which commences on January 1 of each calendar year and ends on December 31 of the same year during the TERM of this AGREEMENT. The first AGREEMENT YEAR shall commence on the EFFECTIVE DATE and shall end on December 31 of the same calendar year.

         AUTHORIZED DISTRIBUTORS: Any and all distributor, reseller, retailer or any other participant in ITEX's distribution channels, who may be involved in distributing PRODUCTS, SAM and/or DERIVATIVES.

                                    5/30

         CONFIDENTIAL INFORMATION: Any and all documents, software (object code, source code and API) and other information conveyed by the disclosing party to the receiving party pursuant to this AGREEMENT in whatever media or method, which is marked or labeled as confidential. When disclosed orally, such information shall be identified as being confidential at the time of disclosure with subsequent confirmation in writing within thirty (30) days of the disclosure.

         CORE ELEMENTS: Elements in either the ADSLC, the SACHEM or the SOFTWARE which are identified in Annex 1.4 as a CORE ELEMENT.

         DERIVATIVES: a combination of either the ADSLC, the SACHEM or the ADSL CHIPSET with other technology such that the FUNCTIONALITY or the part thereof which is proper to either the ADSLC or the SACHEM, whichever applies, is preserved in the combination. If a DERIVATIVE results in a single chip, then the added technology may not relate to narrowband voice and data applications (such as those informally described as 'POTS') at the network side (such as informally described as "central office" or "remote access multiplexer"), other than those necessary to implement the FUNCTIONALITY.

         EFFECTIVE DATE: The date of execution of this AGREEMENT first set forth herein above.

         END USER: Person or corporate body having lawfully obtained directly or indirectly from ITEX a PRODUCT, SAM or DERIVATIVE, or any equipment containing the SACHEM or ADSLC for his personal or professional use, which is exclusive of any further act of manufacturing or distribution of such item.

         END USER LICENSE: License for the END USER to use the SOFTWARE or ADSLC SOFTWARE which is to be granted in accordance with the provisions hereof, and which shall contain at least the provisions of the model END USER LICENSE attached hereto as Annex 5.

         FAIR MARKET VALUE: The equivalent of NET SALES for the CHIPSET of substantially the same quantity and performance which would be charged by ITEX to non-affiliated customers in an arms-length transaction.

         FUNCTIONALITY: The full functionality as described in the ADSL System Reference Model comprised in Annex 1 between the V-C/U-C2 interfaces of the ATU-C, and between the T- R/U-R2 interfaces of the ATU-R (editions 0 and 1 of the ALCATEL 1000 ADSL Interoperability Specification Document, chapter 4), thus ensuring full interoperability at the point of U-C/U-R with the ALCATEL 1000 ADSL product line at the central office side.

         IMPLEMENTATION SCHEDULE: The chronological schedule set forth in Annex 2 for the transfer of the TECHNOLOGY by ALCATEL to ITEX.

                                     6/30

         IMPROVEMENTS: Changes which do not affect or modify the CORE ELEMENTS except for implementing alternative semiconductor/IC technology, nor the FUNCTIONALITY or that part of the FUNCTIONALITY which is proper to either the SACHEM or the ADSLC or the SOFTWARE, or CORE ELEMENTS, and which
         (i) are introduced in the manufacture of the hardware of the PRODUCT or
         (ii) which correct defects in, or improve the performance of the SACHEM or ADSLC.
         For example, changes that, without affecting the FUNCTIONALITY or that portion of FUNCTIONALITY due to the SACHEM or ADSLC respectively, optimize the power consumption, the speed characteristics, the chip area dimensions, and the interfaces of the SACHEM and ADSLC would be considered as IMPROVEMENTS.

         INTELLECTUAL PROPERTY RIGHTS: Any and all patents, patent applications, copyrights, mask work rights, trade secrets know-how or other intellectual property rights of whatever nature other than trademarks and trade-names which have been, or will be applied for, acquired or secured before the effective date of or during the term of the AGREEMENT, throughout the world, by ALCATEL or any of its AFFILIATED COMPANIES, with regard to which ALCATEL has the right to enter into this AGREEMENT, and which are necessary to and/or essential to the reasonable practice or exercise of any rights granted under the AGREEMENT, exclusive however of any and all intellectual property rights of whatever nature which are related to foundry process technology and/or are developed by ALCATEL MICROELECTRONICS.

         MODIFICATIONS: Any change in relation to the design, development or production process of the CHIPSET, the SOFTWARE, the SACHEM or the ADSLC which:
         (i)      affects or modifies the FUNCTIONALITY of the PRODUCT;
         (ii) requires ITEX to gain access to and/or to make changes which affect or modify CORE ELEMENTS, whether or not such actions affect or modify the FUNCTIONALITY.

         NET SALES: The amount represented by the sales (excluding freight, VAT or other invoiced sales taxes if separately stated in the invoice applicable) or other disposal including leases and sublicenses of the PRODUCT as invoiced by ITEX to its customer.

         PRODUCT: The SOFTWARE in combination with either the SACHEM, the ADSLC or the CHIPSET.

         REFERENCE MATERIALS: Any and all hardware, software and/or documentation which is not a part of the PRODUCT and which is supplied to ITEX as part of the TECHNICAL DOCUMENTATION for the sole purpose of illustration of technique, without ITEX having the right to use such software and/or documentation as part of its PRODUCTS, AFE'S or DERIVATIVES. REFERENCE MATERIALS shall be identified as such in Annex 1.


                                      7/30

         SACHEM: ADSL digital semiconductor device integrating all fixed and adaptive digital functions needed to perform the Discrete MultiTone ("DMT") modulation technique including all fixed and adaptive Digital Signal Processing ("DSP") functions and error correction codes like Reed-Solomon & interleaving plus Trellis coding/Viterbi decoding, as resulting from the TECHNOLOGY and which may encompass such IMPROVEMENTS and/or MODIFICATIONS as may be achieved in accordance with this AGREEMENT.

         SAM: Any current or future ITEX scaleable ADSL Modem product combining the AFE, the ADSLC SOFTWARE, and a DMT signal processor, other than the SACHEM, for implementing a scaleable rate ADSL solution.

         SOFTWARE: Software in object code, documented source code and documented Application Programming Interface (API) form as further described in Annex 1, and excluding any REFERENCE MATERIALS, whether or not made available as software.

         TECHNICAL DOCUMENTATION: All of ALCATEL's manuals and documentation in which the PRODUCT is recorded and all other technical and organizational documentation associated with the PRODUCT and its manufacture including but not limited to designs, drawings, charts, manuals, material lists, blueprints, formulae, reproductions, written and printed instructions, descriptions, reports, material and equipment specifications, pictures and diagrams, computer print outs, magnetic tapes or disks or similar storage devices as implemented by ALCATEL.

         TECHNOLOGY: INTELLECTUAL PROPERTY RIGHTS, the SOFTWARE and all information with respect to the manufacture and sales of the PRODUCT which is embodied in the TECHNICAL DOCUMENTATION or given orally during the term of the AGREEMENT or any extension thereof under the form of technical assistance or training.

         TERM: The period starting on the EFFECTIVE DATE and having the duration specified in Article 15, or if this AGREEMENT shall be terminated prior to the expiration of such period, the period from the EFFECTIVE DATE to the date on which the AGREEMENT shall be terminated.

         T1.413: The T1.413 issue 2 standard as set out by the ANSI in its current form and any future evolutions of (including additions to) the same that are adopted during the term of this AGREEMENT, including but not limited to any standards adopted for G.Lite or splitterless ADSL implementations as may be emdodied, for example, in issues 3 or 4.

         UMC GROUP: United Microelectronics Corporation (UMC) and/or the following related semiconductor manufacturing entities:
         (i)      United Semiconductor Corporation (USC)
         (ii)     United Integrated Circuits Corporation (UICC)
         (iii)    United Silicon Inc. (USIC)
         all of which are Taiwanese joint venture foundries in which UMC has ownership superior to twenty five percent (25%), and have facilities in the Science Industrial Park, Hsinchu, Taiwan.


                                     8/30

1.2      In this AGREEMENT unless the context otherwise requires, references:

1.2.1 to this AGREEMENT shall be construed as a reference to this AGREEMENT as amended, novated, supplemented or varied from time to time and shall include any document which is supplemental to, is expressed to be collateral with, or is entered into pursuant to, or in accordance with, the terms of this AGREEMENT;

1.2.2 to recitals, clauses and schedules are references to recitals to this AGREEMENT, clauses to this AGREEMENT, and schedules to this AGREEMENT;

1.2.3 to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

1.3      Words denoting the singular shall include the plural and vice versa.

1.4 The headings are inserted for convenience only and shall not affect the construction of this AGREEMENT.

1.5 The Annexes comprise Annexes to this AGREEMENT and form part of this AGREEMENT.

ARTICLE 2 - LICENSE

2.1      DESIGN- AND DEVELOPMENT RIGHTS

Within the framework of this AGREEMENT and for the TERM thereof, ALCATEL grants to ITEX the [*] right, under the INTELLECTUAL PROPERTY:

2.1.1    subject to the provisions of Clause 3 hereof to [*], and,

2.1.2 subject to the provisions of Clause 3 hereof and solely to the extent permitted therein, to [*], and

2.1.3 subject to any such SAM being at all times fully interoperable with ALCATEL's current and/or future ADSL product line, to [*]

2.2      MANUFACTURING RIGHTS

Within the framework of this AGREEMENT and for the TERM thereof, ALCATEL grants to ITEX the [*] right, under the INTELLECTUAL PROPERTY to [*]

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                      9/30

2.3      HAVE-MADE RIGHTS

2.3.1 Within the framework of this AGREEMENT and for the TERM thereof, upon request of ITEX and subject to the prior written approval of ALCATEL, which will not be unreasonably withheld, ALCATEL grants to ITEX the [*] right, under the INTELLECTUAL PROPERTY to [*] provided however that the third party that will perform any such manufacturing shall have assumed in writing the obligations set forth in Section 7.2 and
         Article 11.

2.3.2 In the event that ITEX would elect to exercise its have made rights, as granted herein, other than through the UMC GROUP, ALCATEL MICROELECTRONICS shall be granted the right of first refusal under such terms and conditions (including pricing) as were offered to ITEX by the most eligible bidder for the award of such manufacturing by ITEX.

2.4      DISTRIBUTION RIGHTS

Within the framework of this AGREEMENT and for the TERM thereof, ALCATEL grants to ITEX the [*] right, under the INTELLECTUAL PROPERTY to [*]

2.5      RIGHT TO USE SOFTWARE

2.5.1 Within the framework of this AGREEMENT and for the TERM thereof, ALCATEL grants to ITEX the [*] right, under the INTELLECTUAL PROPERTY:
         (i) to [*] solely for the purposes set forth in Sections 2.1, 2.2 and 2.3.
         (ii)  to [*], but exclusively for the purposes set forth in Section
         2.1.3 and solely to the extent thereof.

2.5.2 If ITEX elects to exercise its [*] rights as described in Section 2.3 herein above, rights to [*] as set forth herein shall, solely to the extent required for the purpose thereof, extend to the third party that will perform such manufacturing as allowed under Section 2.3.

2.5.3 Within the framework of this AGREEMENT and for the TERM thereof, ALCATEL furthermore grants to ITEX the [*] right, under the INTELLECTUAL PROPERTY RIGHTS to [*], which shall not be less protective of ALCATEL's rights and interests in the SOFTWARE as the model END-USER LICENSE, attached hereto as Annex 5, copy of which shall be sent to ALCATEL.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                      10/30

2.5.4 Within the framework of this AGREEMENT and for the TERM thereof, ALCATEL furthermore grants to ITEX the [*] right, under the INTELLECTUAL PROPERTY RIGHTS to [*] which shall not be less protective of ALCATEL's rights and interests in the SOFTWARE as the model END-USER LICENSE, attached hereto as Annex 5, copy of which shall be sent to ALCATEL.

2.5.5 In order to enable ITEX to achieve [*] as identified in Sections 2.5.3 and 2.5.4, and within the framework of this AGREEMENT and for the TERM thereof, ALCATEL furthermore grants to ITEX the [*] to its AUTHORIZED DISTRIBUTORS such rights as identified in Sections 2.5.3 and 2.5.4, provided that such AUTHORIZED DISTRIBUTOR have assumed written obligations similar to those provided for in Section 7.2 and Article 11, copy of which shall be sent to ALCATEL.

2.5.6 For the purposes set forth in the Sections 2.5.3, 2.5.4 and 2.5.5, ITEX shall be entitled to provide a copy of the SOFTWARE or the ADSLC SOFTWARE as applicable, to its AUTHORIZED DISTRIBUTORS, in object code only, and solely for the purpose of providing, under the conditions of the END-USER LICENSE, a copy of the SOFTWARE or the ADSLC SOFTWARE, in object code only, to the END-USER.

2.6      GENERAL LICENSING PROVISIONS

2.6.1 Upon request of ITEX, the Parties will discuss a possible extension of the license granted hereunder to components developed by ALCATEL or for which ALCATEL is able to grant a license and which are used by ALCATEL in its ADSL customer premises modem design.

2.6.2 Unless and to the extent as set forth herein, the rights granted herein shall not encompass the right to grant sublicenses.

2.6.3 The rights granted under this Article 2 are solely granted for the TERM of this AGREEMENT. Any extension beyond the TERM of the license and rights granted under this AGREEMENT and the terms and conditions thereof shall form the object of new negotiations between the Parties.

2.6.4    The rights granted hereunder are only granted to the extent
         (i) as the TECHNICAL DOCUMENTATION is specified in Annex 1 and
         (ii) ALCATEL owns the TECHNOLOGY and/or is entitled to grant licenses.

2.6.5 THIS ARTICLE 2 ENCOMPASSES THE FULL SCOPE OF RIGHTS GRANTED BY ALCATEL TO ITEX AND THIS AGREEMENT DOES IN NO EVENT CONFER OR IMPLY THE GRANT OR AGREEMENT TO GRANT ANY LICENSE OR OTHER RIGHTS WHATSOEVER, WHETHER EXPRESSLY OR IMPLIED, TO ITEX, EXCEPT AS SPECIFICALLY SET FORTH IN THIS
         ARTICLE 2.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                      11/30

ARTICLE 3: MODALITIES OF RIGHTS GRANTED

3.1      ADDITIONAL ALCATEL INFORMATION

3.1.1 ALCATEL shall advise ITEX in writing of any MODIFICATIONS and IMPROVEMENTS which are devised by ALCATEL and relate to the PRODUCT. With respect to IMPROVEMENTS, ALCATEL shall provide ITEX with respective TECHNICAL DOCUMENTATION at no additional cost necessary for the manufacture of such IMPROVEMENTS. Any such IMPROVEMENTS shall be included in the rights granted under Article 2 herein. The transfer of MODIFICATIONS will be subject to a new technology transfer agreement with ALCATEL, after the Parties have reached an agreement on all terms and conditions, inclusive the price of such transfer.

3.1.2 Notwithstanding the above, any and all MODIFICATIONS ALCATEL may design, develop and implement, and which reflect the evolution of the T1.413 issue 2 standard and to the extent thereof, shall be included in the rights granted under Article 2 herein.
         ALCATEL shall provide ITEX with respective technical documentation at no additional cost necessary for the manufacture of such MODIFICATIONS, whereupon ITEX shall take such measures as appropriate to maintain or restore compliance of the FUNCTIONALITY with the T1.413 standard as it may have evolved.

3.1.3 Nothing in this AGREEMENT shall imply or be deemed to imply an obligation for ALCATEL to engage in any design and/or development activity relating to IMPROVEMENTS and/or MODIFICATIONS to the PRODUCT, nor shall this AGREEMENT imply or be deemed to imply an obligation to communicate, to grant rights to and/or to transfer to ITEX any information received from third Parties, whether related to the PRODUCT, the TECHNOLOGY or the T1.413 standard or not.

3.2      RIGHT TO DESIGN, DEVELOP AND IMPLEMENT MODIFICATIONS

3.2.1 The rights granted to ITEX under Clause 2 hereof encompass the right for ITEX to [*] exclusively and solely to the extent that:
         (i) such MODIFICATION is [*] for the purpose of designing and developing the AFE, in accordance with Section 2.1.3 herein above, or
         (ii) the T1.413 standard evolves in a way which makes the FUNCTIONALITY as laid down in the TECHNOLOGY to become non-compliant with the T1.413 standard, and ALCATEL fails or refuses to design, develop and implement such MODIFICATIONS as identified under Section 3.1.2 herein above, within such reasonable time frame as the Parties shall agree upon.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                      12/30

3.2.2 In order to enable ITEX to [*] as set forth herein above, ALCATEL will disclose within a [*] time frame after such request of ITEX, the source code and a documented API of the SOFTWARE in accordance with Section
         7.1. It is understood by ITEX that ALCATEL will not give any technical support to ITEX for the purpose of [*] other than as provided for in Annex 3.

3.3      GRANT BACK OF RIGHTS TO ALCATEL

Any and all rights granted herein to ITEX to [*] shall be conditional upon:

3.3.1 ITEX promptly informing ALCATEL thereof and making available at ALCATEL's request and [*] of ALCATEL a modified test program or the relevant source code as the case may be, and any normally associated technical information necessary for manufacture.

3.3.2 The granting by ITEX to ALCATEL and its AFFILIATED COMPANIES of a [*] right, under any claims of any patents of any country obtained by ITEX and under any other intellectual property rights at any time during the term of the AGREEMENT to [*] IMPROVEMENTS or MODIFICATIONS. For the avoidance of doubt, such rights to be granted to ALCATEL shall not refer to any pre-AGREEMENT intellectual property rights owned by ITEX, save to the extent such rights are necessary for the purpose of exercising the rights granted to such IMPROVEMENTS or MODIFICATIONS.

3.3.3 In the event that ITEX does not intend to file in any country, or intends to file in certain countries only during the TERM of this AGREEMENT, application for patents for any of its inventions or those of its employees as defined in the paragraph above, ITEX undertakes to give ALCATEL timely advice of such intent and to assign or cause to be assigned to ALCATEL, if so requested, for itself, the entire right, title and interest in and to such inventions, for all countries in which ITEX does not intend to file. All expenses relating to the filing by ALCATEL will be borne by ALCATEL. In such case, ITEX will receive a license for exploitation as per the terms and conditions of this AGREEMENT, until expiry of the last to expire of any such patents filed by ALCATEL in accordance herewith.

ARTICLE 4 - TECHNICAL DOCUMENTATION

4.1 ALCATEL shall make available to ITEX a complete set of TECHNICAL DOCUMENTATION for the manufacture and sales of the PRODUCT as described in Annex 1 and relating to the ADSLC, allowing for the design and development of the AFE in accordance with Section 2.1.3 herein above, and as described in Annex 1.3 The scope of TECHNOLOGY to be covered by such TECHNICAL DOCUMENTATION is identified in Annex 1.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     13/30

4.2 The TECHNICAL DOCUMENTATION as described under Section 4.1 above shall be made available in line with the IMPLEMENTATION SCHEDULE in Annex 2 hereto, always provided that all payments due in accordance with
         Article 10 herein below have been duly effected.

4.3 No TECHNICAL DOCUMENTATION shall be supplied for those items of the PRODUCT which are commercially available on the open market or which are not made by ALCATEL. Likewise no TECHNICAL DOCUMENTATION shall be made available for such parts of equipment which are not specifically related to the PRODUCT, even though they are used in or in combination with the PRODUCT.

4.4 No TECHNICAL DOCUMENTATION shall be made available by ALCATEL which is specifically related to projects worked out by ALCATEL for other customers than ITEX, such as but not limited to software packages and test programs.

4.5 The TECHNICAL DOCUMENTATION specified in Annex 1 hereto shall consist of the latest documentation as available at ALCATEL at the [*] The TECHNICAL DOCUMENTATION shall be made available in [*] copies or any other appropriate means. With respect to MODIFICATIONS and IMPROVEMENTS, Article 7 shall apply.

4.6 The text appearing on the TECHNICAL DOCUMENTATION will be in the English language.

4.7 All TECHNICAL DOCUMENTATION shall be supplied by ALCATEL DDP Santa Clara according to INCOTERMS 1990 (ICC Publication No. 460). Each package of the TECHNICAL DOCUMENTATION referred to in Section 3.1 shall be accompanied by a list specifying those TECHNICAL DOCUMENTATION to be contained herein. ITEX shall check the completeness of the packages immediately after their receipt. If, through a fault of ALCATEL, any such TECHNICAL DOCUMENTATION should be missing, ALCATEL shall at the request of ITEX, deliver the missing TECHNICAL DOCUMENTATION without undue delay provided the request is made within [*] days from the receipt by ITEX of said TECHNICAL DOCUMENTATION.

4.8 All TECHNICAL DOCUMENTATION made available by ALCATEL to ITEX shall remain the property of ALCATEL. ITEX shall use them only for exercising its rights granted under this AGREEMENT. ITEX shall be entitled to duplicate, copy, translate, alter or redraw the TECHNICAL DOCUMENTATION only as far as necessary for the exercise of such rights. All duplications, copies, translations, alterations and re-drawings shall bear the same proprietary reference as the originals. In such duplications, copies, translations, alterations and re-drawings, ALCATEL shall have and reserves the same rights as those to the TECHNICAL DOCUMENTATION originally made available by ALCATEL to ITEX.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     14/30

ARTICLE 5 - TECHNICAL ASSISTANCE

5.1 In order to assist ITEX in applying the TECHNOLOGY for the purposes set forth in Article 2, including ITEX's testing of its SAM device for interoperability with ALCATEL's current and future ADSL product line ALCATEL shall render to ITEX technical assistance as specified in Annex 3 attached hereto at the times and for the periods outlined in Annex 3. ALCATEL warrants, that the engineers and technicians rendering the technical assistance have the skill and experience adequate to perform the functions mentioned in Annex 3.

5.2      The technical assistance shall be rendered in English.

5.3 ALCATEL agrees that its personnel working in ITEX's organization shall adhere to the working hours and working days in force in ITEX's facilities, and ITEX agrees that its personnel working in ALCATEL's organization shall adhere to the working hours and working days in force in ALCATEL's facilities.

5.4 ITEX agrees that ALCATEL's personnel working in ITEX's premises will remain employees of ALCATEL in every respect. ALCATEL's personnel shall comply with all reasonable rules which ITEX imposes on such visitors. ITEX shall use its best efforts to protect the safety and health of ALCATEL's personnel.
         ALCATEL agrees that ITEX's personnel working in ALCATEL's premises will remain employees of ITEX in every respect. ITEX's personnel shall comply with all reasonable rules which ALCATEL imposes on such visitors. ALCATEL shall use its best efforts to protect the safety and health of ITEX's personnel.

5.5 Either Party shall have the right, to request the other Party to replace any of the other Party's personnel rendering or receiving technical assistance in the first Party's premises whenever it is proven that such personnel does not meet the professional standards defined in Section 5.1 above or is essentially or continuously not conforming with the terms laid down in this Article 5 or to the reasonable rules and discipline in force at the first Party's facilities.

5.6 ALCATEL is entitled at its discretion to remove and replace any of its personnel rendering technical assistance in ITEX's premises. Any reasonable possible step will be taken to ensure that the continuity of technical assistance be not disturbed.

5.7 The Parties agree that the total scope of technical assistance to be rendered by ALCATEL to ITEX hereunder is as specified in Annex 3. Additional Technical Assistance or any expertise in other fields is subject to an agreement between the Parties on the applicable terms and conditions thereto, but at the corresponding rates as indicated in Annex 3.


                                     15/30

ARTICLE 6 - TRAINING

6.1 ALCATEL shall train sufficiently qualified employees of ITEX, as specified in the Training Plan, included in Annex 4 in a facility of ALCATEL. Such training shall be in accordance with the program and conditions mentioned therein. The Parties agree that the total duration of the training hereunder should not exceed the scope of training given in Annex 4. Upon request of ITEX, ALCATEL and ITEX shall agree upon additional training at the rates set forth in Annex 4 hereof. The training shall be in English.

6.2 During their stay at ALCATEL, the trainees shall keep to the training schedule as will be communicated to them by ALCATEL. ALCATEL warrants that the courses will be given during working hours at ALCATEL.

6.3 ITEX agrees that during their stay at ALCATEL's premises, the trainees shall remain in every respect employees of ITEX though reporting to and being under the educational control of the training manager appointed by ALCATEL. The trainees shall comply with all reasonable rules which ALCATEL imposes on such visitors.
         ITEX shall bear [*] expenses for such trainees, [*]
         At the request of ALCATEL, ITEX shall, at [*] expense, replace trainees who are no longer fit for the training because of sickness or for any other reason. The trainee shall be given access to the facilities, tools, documentation etc. as required pursuant to Annex 4.

6.4 ITEX agrees, after completion of the training, to employ the trainees in the discipline and function in and for which they were trained, or provide correspondingly trained people prior to any departure of trainees from their function.

ARTICLE 7 - SOFTWARE

7.1 The SOFTWARE will be supplied by ALCATEL in object code and includes a documented API. The SOFTWARE CORE ELEMENTS and the ADSLC SOFTWARE shall also be supplied in source code form, and as soon as practical thereafter in documented form as well. The SOFTWARE shall be supplied subject to the following conditions:
         (i) the source code shall only be used by a limited number of employees of ITEX who will sign a specific confidentiality undertaking acceptable to ALCATEL;
         (ii) the source code may not be disclosed, transferred in whole or in part to any non-authorized employee or to any entity other than ITEX and may not be used in joint development or any kind of co-operation other than with ALCATEL;
         (iii) all other confidentiality obligations, user restrictions, intellectual property and other relevant provisions contained elsewhere in the AGREEMENT applicable to CONFIDENTIAL INFORMATION shall also apply to the source code;
         (iv)     Other than as specified for the ADSLC SOFTWARE in Section
                  2.5.1 (ii) hereof, the source code of the SOFTWARE may not be used to carry out MODIFICATIONS of the PRODUCT other than those

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     16/30
                  provided for in Section 3.2. In case the PRODUCT would be modified otherwise than as permitted in accordance with
                  Article 2, any and all warranties and liabilities with respect to the PRODUCT will lapse.
         (v) no use of the source code of the SOFTWARE is allowed than such use which is strictly necessary for the purposes of ITEX exercising the rights granted in Clause 2 hereof.

7.2 The SOFTWARE, the object code as well as the source code and the API made available by ALCATEL to ITEX shall remain subject to the proprietary rights of ALCATEL and may not, otherwise than in accordance with Section 2.5.6, be communicated by ITEX to any third party. ITEX shall therefore use its [*] to prevent any unauthorized communication thereof, securing the SOFTWARE by measures which will at least be equal to the protection ITEX applies to its own proprietary information, but in no event less than reasonable protective measures as customary in the trade.
         ITEX shall use the SOFTWARE only for such activities for which it has been made available to ITEX hereunder. Subject only to Section 2.5.6, ITEX shall not be entitled to reproduce, modify or supplement the SOFTWARE or any part thereof and may only copy same for recording or operational purposes or for backup purposes expressly permitted by ALCATEL in writing.
         ITEX shall cause the SOFTWARE and said copies to be marked so as to indicate their confidential nature and to be used and stored in such a manner that only those persons in the employ of ITEX whose duties require the utilisation thereof will have access thereto. ITEX shall instruct and obligate all such persons in accordance with this Article. The provisions of this Section 7.2 will survive termination of the AGREEMENT.

ARTICLE 8 - COPYRIGHT AND TRADEMARKS

8.1 ALCATEL shall make available to ITEX any technical information published by ALCATEL for the PRODUCT. ITEX may use the contents thereof for preparation of ITEX's own data sheets and application notes. Any copying by ITEX of such documentation of ALCATEL shall include ALCATEL's copyright notice or make explicit reference to it and shall be submitted to ALCATEL's approval prior to publication.

8.2 Upon request of ALCATEL and subject to the entering by both Parties into a trade mark/trade name agreement, ITEX shall refer with reasonable prominence in all its quotation, invoices, catalogues and sales literature relevant to the PRODUCT, AFE and/or DERIVATIVE as being manufactured under license from ALCATEL, such references to be agreed in advance with ALCATEL.

8.3 No right under any trademark or logo of ALCATEL is granted hereby, and ITEX's products, data sheets and application notes shall not make any reference to ALCATEL (except for the copyright notice, if and as required by Section 8.1 above and except for the provisions in Section
         8.2 and Section 8.4 hereinafter).

8.4 The PRODUCT purchased by ALCATEL from ITEX shall include a marking of ALCATEL unless otherwise provided for herein. The marking specifications thereof will be delivered by ALCATEL.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     17/30

         Furthermore, ALCATEL may request to include on the PRODUCT a marking of any third part of ALCATEL's choice. ITEX will grant such request. In order for ITEX to provide this marking, ALCATEL shall supply a marking specification not less than sixty (60) days prior to the first scheduled shipment date of such marked PRODUCT.

ARTICLE 9 - COMPENSATION

9.1      INITIAL PAYMENTS

         In consideration of the licenses granted under Clause 2, ITEX shall pay to ALCATEL an amount [*] according to following schedule:
         (i).     [*] upon signature of the AGREEMENT;
         (ii). [*] upon delivery of the TECHNICAL DOCUMENTATION and completion of the training to be given by ALCATEL at ALCATEL's Antwerp premises, in accordance with terms and conditions of the AGREEMENT;
         (iii). [*] upon the successful verification of manufacturing the CHIPSET or on [*] whichever is earlier.
         (iv). [*] upon delivery by ALCATEL to ITEX of a certificate stating the interoperablity of a SAM with ALCATEL's DSLAM equipment or on [*] whichever is earlier;
         and together with the royalty payments in accordance with Sections
         9.8.2 and 10.3:
         (v).     [*]
         (vi).    [*]
         (vii).   [*]
         (viii).  [*]
         Each shall be due within [*] days after ITEX's receipt of a original of the signed invoice from ALCATEL, to be issued upon completion of each relevant milestone.

9.2      MINIMUM ROYALTIES

         Furthermore, ITEX undertakes to pay to ALCATEL, on a [*], by means of [*] instalments, [*] royalties as set forth in the following schedule:
         (i).     [*]
         (ii).    [*]
         (iii).   [*]
         Running royalty amounts [*], if any, as referred to in this Section

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     18/30

9.3      ROYALTIES ON SALES OF PRODUCTS

         For all [*] or any [*] part thereof by ITEX, ITEX shall pay to ALCATEL, during the TERM of this AGREEMENT, royalties on [*] of the PRODUCT or any [*] part thereof or as the case may be, the [*] of the PRODUCT or any single part thereof otherwise disposed of by ITEX. The royalty rate shall amount to the percentages set forth in the following schedule:


         [*] PRODUCTS or CHIPSETS                             Royalty rate
         sold by ITEX
         [*]                                                  [*]
         [*]                                                  [*]
         [*]                                                  [*]
         [*]                                                  [*]

         For the purposes of this scheme, sales of either the SACHEM or the ADSLC separately, shall be counted as the sale of [*] PRODUCT.

9.4      ROYALTIES ON SALES OF SAM

         For all [*] by ITEX. ITEX shall pay to ALCATEL, during the TERM of this AGREEMENT, royalties on [*] of the SAM or as the case may be, the [*] of the SAM otherwise disposed of by ITEX. The royalty rate shall amount to the percentages set forth in the following schedule:


         [*] SAM Sold by ITEX                                 Royalty
         [*]                                                    [*]
         [*]                                                    [*]
         [*]                                                    [*]
         [*]                                                    [*]

9.5      ROYALTIES ON SALES OF DERIVATIVES

         For all [*] by ITEX to third parties other than ALCATEL or its AFFILIATED COMPANIES, the royalty rates stated in Section 9.3 shall apply. The royalty rate, however, shall be applied only to a portion of the [*] or [*] as applicable, [*] of the [*] that comprises
         (i)      the FUNCTIONALITY or
         (ii) that portion of the FUNCTIONALITY attributable to the SACHEM or ADSLC

         (for purposes of the remainder of this Article 9, the preceding clauses
         (i) and (ii) shall be collectively referred to as the "PRORATED FUNCTIONALITY"). For example, if the silicon area of the DERIVATIVE incorporating the [*] comprises [*] of the [*] surface area, the royalty due to ALCATEL would be [*]. In no event however, shall the royalty due per sale of a DERIVATIVE in accordance with this paragraph 9.5 be calculated on [*] of the [*]

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     19/30

9.6      CALCULATION OF ROYALTIES USING THE [*]

         If a PRODUCT or any single part thereof or SAM is supplied by ITEX otherwise than by way of sale or is sold by ITEX to any person in any circumstances where for any reason the price is not fixed on the basis of a genuine commercial bargain at arm's length (e.g. on a sale to an AFFILIATED COMPANY) the royalty payable shall be based on the [*] If a PRODUCT or any [*] part thereof or SAM is either added to, or incorporated into another product by ITEX, not itself being a PRODUCT, a CHIPSET or a SAM, the [*] of such PRODUCT, or any [*] part thereof or SAM shall be deemed to be the price which would reasonably be obtainable by ITEX in an arm's length transaction if the PRODUCT, or any [*] part thereof or SAM were sold separately.

9.7      SALES TO ALCATEL

         In consideration of the licenses granted under Article 2, ITEX shall sell the PRODUCT or any part thereof to ALCATEL, including ALCATEL's AFFILIATED COMPANIES, for integration in ALCATEL's products, at a price [*] to the [*] selling price for said device granted by ITEX to any of its third party customers less [*] For the avoidance of doubt, no royalties shall be due on sales to ALCATEL and/or its AFFILIATED COMPANIES in accordance with this Section.

9.8      ROYALTY STATEMENTS

9.8.1    ITEX shall send to the address stated below royalty statements showing:
         (i) the [*] of the PRODUCTS, SAM's and DERIVATIVES made by ITEX in the accounting period;
         (ii) the royalty bearing [*] according to Sections 9.3, 9.4 and 9.5 in the accounting period, including sales for which a [*] is to be taken into account;
         (iii) the exchange rates applied according to Section 9.8.3 herein below;
         (iv)     the royalty payment due for the accounting period.

9.8.2 The royalty statements shall be made within [*] days after the end of each [*] accounting period ending on [*] and [*] of each AGREEMENT YEAR. A last royalty statement shall be due [*] days upon expiration of the TERM.

9.8.3 For the purposes of calculating the royalty payments, all [*] invoiced in currencies other than EURO shall be converted into EURO the average buy/sell closing exchange rate of the National Bank of Belgium on the last banking day of the respective accounting period.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     20/30

ARTICLE 10 - PAYMENT TERMS

10.1 All payments to be made by ITEX to ALCATEL as set forth in Section 9.1 shall be effected in US Dollar to the following Bank Account of ALCATEL
         BELL:
                  [*]
                  [*]
                  [*]

         All other payments to be made by ITEX shall be effected in EURO to the following bank account of ALCATEL BELL:
                  [*]
                  [*]
                  [*]

         or to such other bank account as may be communicated to ITEX on the relevant Invoice(s). Should, at any point in time where payments in EURO are due in accordance with this Section, EURO not hold legal tender in Belgium, the currency then holding legal tender in Belgium shall be used in lieu of the EURO. All banking charges incurred inside of the US and outside Belgium shall be [*] by ITEX and the banking charges incurred inside Belgium shall be [*] by ALCATEL.

10.2 Within [*] days upon lapse of the dates mentioned in Section 9.1, payment shall be made of the respective fees defined therein.

10.3 Royalty payments shall be made [*] days after the end of each accounting period referred to in Section 9.8.2 during the TERM. A last royalty payment shall be due [*] days upon expiration of the TERM.

10.4 ITEX shall keep for such period as may be required under the applicable law but not less than [*] years after the date of submission of each royalty statement referred to in Section 9.8 true and accurate records, files and books of account kept in USD containing all the data reasonably required for the full computation and verification of ITEX's [*] of the PRODUCT and respective royalties to be paid. ITEX shall permit an independent accounting firm or auditor nominated by ALCATEL on reasonable notice within the business hours during the TERM and at any time or times during the [*] years following the TERM to inspect and audit the said books and accounts and records to take copies thereof or make extracts therefrom for the sole purpose of verifying royalty payments and royalty statements due or made out within the framework hereof. If on any such inspection, a discrepancy is found between ITEX's [*] for the twelve month period preceding such inspection as reported to ALCATEL in the statements supplied by ITEX under Section 9.8 and the actual [*] and/or [*] of ITEX for the same period as determined in the course of any such inspection and audit and if such discrepancy is found to be superior to [*] of the actual [*] and/or [*] of, ITEX shall (without prejudice to any other rights which ALCATEL may have ) reimburse ALCATEL for [*] cost incurred in conducting such inspection and audit including [*] of the persons conducting such inspection and audit and the fees of any person engaged by ALCATEL to conduct such inspection and audit.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     21/30

10.5 In case of late payment ALCATEL will be entitled to add pro rata temporis, as from the due date of payment till effective payment, a [*] interest equal to the BIBOR (Brussels Interbank Offered Rate) on [*] months increased with [*]

ARTICLE 11 - CONFIDENTIALITY

All CONFIDENTIAL INFORMATION exchanged between the Parties within the framework of this AGREEMENT, shall be subject to such confidentiality undertakings as set forth in the Non Disclosure Agreement executed between the Parties on the same date as this AGREEMENT, attached hereto as Annex 6.

ARTICLE 12 - OTHER OBLIGATIONS

12.1 ITEX will develop and process prototypes in accordance with the milestones set out in the IMPLEMENTATION SCHEDULE attached hereto as Annex 2. ITEX will manufacture engineering samples of the PRODUCT. Upon request of ALCATEL, ITEX will enter into a supply agreement with ALCATEL further specifying the terms and conditions of supply by ITEX to ALCATEL of the PRODUCT, or part thereof manufactured by ITEX hereunder which are not yet specified herein.

12.2 The Parties will closely co-operate in the various standardization committees set up all over the world to promote and complete the ADSL standards.

12.3 ITEX will utilize its sales and marketing networks world-wide to promote the sales of the PRODUCT. In order to allow ITEX to familiarize its sales and marketing networks with the PRODUCT and to promote the PRODUCT before ITEX's own manufacturing thereof may be started, ALCATEL will supply the PRODUCT to ITEX under reasonable terms and conditions to be mutually agreed upon.

12.4 ITEX will use its [*] to produce the PRODUCT, and/or parts thereof in sufficient volume to meet its customers and ALCATEL's demand therefor.

12.5     ITEX further undertakes during the TERM:
         (i) that it shall not use the TECHNOLOGY and ALCATEL's IMPROVEMENTS and/or MODIFICATIONS for any purpose except as expressly licensed in accordance with the terms of this AGREEMENT in the plant of ITEX or the pertinent premises of a customer;
         (ii) that it shall not act as agent of ALCATEL nor make any representation or give any warranty on behalf of ALCATEL;
         (iii) that it shall not during the term of this AGREEMENT for any reason, be directly or indirectly concerned in the manufacture, distribution, sale or other supply of any manufactured goods which by reason of their properties and performance are commercially competitive with the PRODUCT. For the avoidance of doubt, this section 12.5(iii) shall not restrict ITEX in the exercise of the rights granted to ITEX in
                  Section 2.1.3 hereof in connection with the SAM.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     22/30

12.6 ITEX shall indemnify ALCATEL, its directors and employees against all damages and costs in favour of a third party that ALCATEL, its directors and employees or any of them may incur in consequence of any claim (whether in tort or otherwise) in respect of the death or personal injury of or to any person and/or any loss or damage to any property and/or any other loss or damage wholly or partially caused (whether directly or indirectly) by reason of ITEX manufacturing, selling, supplying, offering for sale, offering to supply, agreeing to sell and/or agreeing to supply any PRODUCT, or any part thereof which:
         (i)      is not of merchantable quality; or
         (ii)     is defective in any respect; or
         (iii) is or may be injurious to the health or safety of any person using or handling the PRODUCT, or part thereof for any reasonably foreseeable purpose; or
         (iv) is or may be injurious to the property of any person referred to in Section 12.6.

         ITEX represents that it shall at all times during the TERM of this AGREEMENT maintain in force such policies of insurance with a reputable insurance company as may be required to cover the risk of any one claim and for each and every claim against any damages, liabilities, claims and costs arising from any of the causes, events or circumstances referred to herein above. ITEX shall provide copy to ALCATEL of any and all relevant insurance policies, and will notify ALCATEL of any and all expiry, termination, renewal or change occurring in its relevant insurance portfolio.

12.7 A Steering Committee with [*] from each Party will be established and will meet as the Parties deem required, in order to review:
         (i)      the evolution of market requirements;
         (ii) the possible corrective actions to be proposed by ITEX to ALCATEL for the improvement of the PRODUCT in terms of features, performances, manufacturability and costs;
         (iii) all issues relating to new market penetration for the PRODUCT, as well as other issues of common interest.

12.8 Although ITEX is under no obligation to register shares or engage in an IPO, and ITEX makes no promises that it will do so, in the event that ITEX successfully receives all requisite approval for a public offering of its shares, ITEX will exert [*] to convince its underwriters to offer ALCATEL the opportunity to purchase in the offering [*] of the outstanding shares of ITEX (calculated on a post offering basis).

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     23/30

ARTICLE 13 - WARRANTY AND LIABILITIES

13.1 The TECHNICAL DOCUMENTATION related to the TECHNOLOGY shall correspond to the latest documentation used by ALCATEL for the respective purposes at the date of the actual transfer. Should any such TECHNICAL DOCUMENTATION supplied hereunder contain an error, ALCATEL, after being notified thereof, shall replace such erroneous TECHNICAL DOCUMENTATION by a correct one without undue delay. ITEX's claim to replacement of erroneous TECHNICAL DOCUMENTATION shall be limited to a period of three
         (3) months from the handing over or dispatch of the respective package.

13.2 The technical assistance and training pursuant to Articles 5 and 6 shall be provided by qualified and experienced personnel with the same care as that normally employed at ALCATEL in its own affairs.

13.3 ITEX agrees that, in the event that any third party were to make a claim against ITEX of infringement of any of the ENUMERATED PATENTS, it shall be ITEX's sole responsibility to exercise reasonable commercial efforts to secure any licenses under such ENUMERATED PATENTS that ITEX may deem necessary. For purposes of this paragraph, the term "ENUMERATED PATENTS" shall mean: (i) any patents issued as of the EFFECTIVE DATE to Amati Communications Corporation; (ii) U.S. patent number 4,438,511, assigned to Telebit Corporation; (iii) U.S. patent number 4,946,800, assigned to Mr. Chou Li; and (iv) U.S. patent number 4,713,817 WEI, US patent number 4,755,998 and US patent number 4,597,090, all three assigned to Motorola, Inc.

13.4 ALCATEL REPRESENTS AND WARRANTS THAT IT HAS MADE DILIGENT INQUIRY AS TO WHETHER THE TECHNOLOGY INFRINGES THE INTELLECTUAL PROPERTY RIGHTS OF ANY PARTIES AND HAS DETERMINED THAT AS OF THIS DATE, TO THE BEST OF ITS KNOWLEDGE, IT IS NOT AWARE OF SUCH INFRINGEMENT. HOWEVER, ALCATEL CANNOT GUARANTEE THE ABSENCE OF INFRINGEMENT OF SUCH THIRD PARTY RIGHTS AND IN NO EVENT SHALL ALCATEL BE LIABLE TO ITEX FOR FAILURE TO DEFEND, PROTECT OR INDEMNIFY AGAINST INFRINGEMENT, CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF ANY PATENT OR PROPRIETARY RIGHT OWNED AND/OR CLAIMED TO BE OWNED BY ANY THIRD PARTY. Diligent inquiry used herein means that ALCATEL has made searches in the USPTO Patent Databases (on Internet), in the IBM US Patent Database (on Internet) and in the Derwent Patent Data Base using the keywords "Asymmetric AND Digital", "multicarrier" and "discrete AND multitone.

13.4 ALCATEL BELL represents that it has the right to grant to ITEX such rights as set forth in Clause 2 herein above with regard to the INTELLECTUAL PROPERTY RIGHTS owned by the ALCATEL ALSTHOM group of companies.

                                     24/30

13.5 This Article 13 sets forth ALCATEL's entire liability and ITEX's entire remedies with respect to infringement of intellectual property rights of any kind of a third party arising out of ITEX's actions under this AGREEMENT. The liability for any loss or damage, whether direct, indirect, consequential or incidental, arising out of or in connection with the manufacturing and sale of the LICENSED PRODUCTS by ITEX shall rest with ITEX.

13.6 ITEX represents that it is not presently controlled (as defined above in this AGREEMENT) by United Microelectronics Corporation or any other non-signatory entity. In the event ITEX desires to change control of the company, and wishes to maintain the current AGREEMENT in force, it must first obtain the consent of ALCATEL as set forth in Section 15.3 hereof.

13.7 ITEX CANNOT GUARANTEE THE ABSENCE OF INFRINGEMENT OF THIRD PARTY RIGHTS AND IN NO EVENT SHALL ITEX BE LIABLE TO ALCATEL FOR FAILURE TO DEFEND, PROTECT OR INDEMNIFY AGAINST INFRINGEMENT, CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF ANY PATENT OR PROPRIETARY RIGHT OWNED AND/OR CLAIMED TO BE OWNED BY ANY THIRD PARTY IN ANY TECHNOLOGY LICENSED BY ITEX TO ALCATEL.

ARTICLE 14 - TAXES AND DUTIES

All payments as set forth in this AGREEMENT shall be inclusive of [*]. Any and all taxes, levies, fiscal or other withholdings due outside the [*] are hereby explicitly excluded from the amounts set forth in this AGREEMENT, and ITEX shall bear or reimburse to ALCATEL and all such taxes, levies, fiscal or other withholdings falling due outside the [*].

ARTICLE 15 - TERM AND TERMINATION

15.1 This AGREEMENT shall become effective on its date of signature written above and shall remain in force for a period of ten (10) years from the EFFECTIVE DATE.

15.2 Notwithstanding the provisions of Section 15.1 and forthwith upon the occurrence of any of the following events, a Party may without prejudice to any other right or remedy by written notice to the other Party terminate this AGREEMENT with immediate effect:
         (i) if the other Party fails to pay when due any sum payable under this AGREEMENT;
         (ii) if the other Party commits a material breach of any material obligation under this AGREEMENT, including a breach of any representation or warranty, and fails to remedy it within [*] days of receipt of notice from the first Party of such breach; a breach of any obligation contained in Section 7.2 or Clause 11 will be considered a material breach of a material obligation; or
         (iii) if the other Party enters into liquidation whether compulsory or voluntary (other than for the purposes of amalgamation or reconstruction approved in writing by the former Party) or has a receiver or administrative receiver or administrator or similar official appointed over all or any of its assets and is not discharged within a period of [*] days; or

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     25/30

         (iv) if the other Party is declared insolvent or makes any general composition with its creditors; or
         (v) if the other Party ceases or threatens to cease to carry on the whole or any material part of its business and any such cessation, in the opinion of the former Party would be likely to affect adversely the other party's ability to observe and perform properly and punctually all or any of its obligations under or pursuant to this AGREEMENT;

15.3 Notwithstanding the provisions of Section 15.1 and forthwith upon the occurrence of any of the following events, ALCATEL may without prejudice to any other right or remedy by written notice to ITEX terminate this AGREEMENT with immediate effect if:
         (i) ITEX does not commence to make sales of the PRODUCT in reasonably commercial quantities within [*] months following the EFFECTIVE DATE; or
         (ii) control (as defined in SUBSIDIARIES) or the power to take control of ITEX is acquired by any person or group of associates not having control of ITEX at the date of this AGREEMENT unless such event occurs with the prior consent in writing of ALCATEL.
         (iii) ITEX challenges the validity or proprietorship of the registered INTELLECTUAL PROPERTY RIGHTS or does any act or thing which might impair the rights of ALCATEL in the TECHNOLOGY or represents that it has any rights in the TECHNOLOGY other than under and by virtue of this AGREEMENT. This section does not cover any lawful applications (or acquisitions) by ITEX of (or for) patent rights either prior to and/or during the term of this AGREEMENT.

15.4 Termination of this AGREEMENT shall not release either of the Parties from any other liability which at the time of termination has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this AGREEMENT to survive such termination.

15.5 ITEX undertakes with ALCATEL that upon the expiration of the TERM or sooner determination of this AGREEMENT, ITEX shall at its own cost promptly return to ALCATEL or otherwise dispose of as ALCATEL may instruct all TECHNICAL DOCUMENTATION and all other documentation and papers supplied to ITEX by ALCATEL and all copies thereof and notes and extracts taken therefrom by ITEX and shall supply to ALCATEL within [*] days after the expiration of the TERM or sooner determination of this AGREEMENT a certificate signed by [*] directors of ITEX as to the destruction of all such materials.

ARTICLE 16 - SOLICITING EMPLOYEES

ITEX undertakes with ALCATEL that during the TERM it will not directly or indirectly solicit or endeavor to entice away, offer employment to or employ, or engage as an independent contractor (other than staff who have applied for genuine vacancies advertised by the other) any person who is employed or engaged by ALCATEL, who is employed or engaged or was employed by or engaged by ALCATEL during the preceding [*] months.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     26/30

ARTICLE 17 - FORCE MAJEURE

17.1 Force Majeure shall mean all events which are beyond the control of the Parties to this AGREEMENT, and which are unforeseen, unavoidable or insurmountable, and which arise after the EFFECTIVE DATE and which prevent total or partial performance by either Party. Such events shall include hostilities (whether war be declared or not), embargo or blockade, failure or delay in transportation, labor disputes involving complete or partial stoppages, riot, acts done in compliance with governmental request, earthquakes, explosion, typhoons, flood, fire, war or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as force majeure in general international commercial practice.

17.2 If an event of Force Majeure occurs, a Party's contractual obligations affected by such an event under this AGREEMENT shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty, for a period at least equal to such suspension.

17.3 The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish within thirty (30) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The Party claiming Force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.

17.4 In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

17.5 This AGREEMENT may be terminated by the Party who is being prejudiced by the non-performance of the Party claiming the Force Majeure excuse, by giving written notice of termination to such non-performing Party, at any time after the Force Majeure event has continued to be in effect for more than six (6) months from the date on which the excused performance was originally due hereunder. The non-performing Party shall however be obligated to exercise its best reasonable efforts to overcome the effects of Force Majeure during the pendency thereof by means of substitute performance or any other method which will mitigate the loss or damage that could result to the other Party from such non-performance, provided such substitute performance does not result in financial hardship to the Party involved therein.

ARTICLE 18- MANUFACTURE DISCONTINUANCE

In the event of ITEX's decision to discontinue manufacture of the PRODUCT, ITEX shall give ALCATEL [*] months prior notice and accept orders from ALCATEL sufficient to cover its needs for a life time buy to be scheduled for delivery up to [*] months after the above mentioned [*] months period. Should needs specified by ALCATEL within the framework of this Article 18 be incompatible with such reasonable availability of manufacturing capacity for the PRODUCT, ITEX shall immediately give written notification thereof to ALCATEL, and upon such notification, the PARTIES shall, at the initiative of either Party, meet in order to agree in good faith on such arrangements as may be required by their respective commercial interests.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.


                                    27/30

ARTICLE 19 - GOVERNING LAW AND SETTLEMENT OF
DISPUTES

19.1 This Agreement shall be construed in accordance with and governed by the Law of Belgium (without regard to its conflicts of law rules), provided however, that if any provision of Belgian law purports to change any material term hereunder, to impose any material obligation, duty, warranty or burden on a party beyond, contrary to, and/or in addition to those expressly stated herein, then all aspects of this Agreement so affected shall not be subject to such law, and instead, to the extent necessary or appropriate to give effect to and/or to implement the express terms of this Agreement, this Agreement shall be governed solely and exclusively by the law of the State of California.

19.2 All disputes arising out of and/or in connection with this Agreement shall be finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration. The arbitration will be held in London, England, and will be before a single arbitrator designated in conformity with the said Rules. The arbitrator (i) shall be neutral and without business affiliation with either party; (ii) shall not be a citizen or resident of the United States nor Belgium;
         (iii) shall have reasonable expertise in business and financial aspects of the computer and electronics industry; and (iv) shall make detailed and complete findings of fact and conclusions of law in writing. The arbitration proceedings shall be held entirely in the English language and shall be subject to such conditions and precautions as may be appropriate to protect the confidential information of each party in a manner consistent with and at least as secure as the provisions of this Agreement. In interpreting this Agreement, the arbitrator shall take into account usage's in the computer electronics and software trade, particularly with a view to interpreting the confidentiality and trade secret provisions of this contract in strict terms.

19.3 Judgment upon the arbitration award rendered may be entered in any Court having jurisdiction thereof, of having jurisdiction over either of the parties or their assets, or application may be made to such Court for a juridical acceptance of the award and an order of enforcement, as the case may be.

19.4 Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary and/or intellectual property information, trade secrets, know-how or any other proprietary rights

ARTICLE 20 - MISCELLANEOUS PROVISIONS

20.1 If any Party fails to give notice or enforce any right under this AGREEMENT, such failure shall not constitute a waiver of the right, unless such waiver is contained in written notice signed by the duly authorized representatives of the waiving Party. If a Party waives its right in writing, such waiver shall not constitute a waiver of any other right or of a subsequent violation of the same right.

                                     28/30

20.2 ITEX shall be entitled at any time to subcontract the performance of any of its obligations under this AGREEMENT to its SUBSIDIARIES, provided that such SUBSIDIARIES will comply with all applicable obligations undertaken by ITEX herein and that ITEX will remain liable for the performance of such subcontracted obligations towards ALCATEL. ITEX may not nor may purport to assign, transfer, charge or part with all or any of its rights and/or obligations under this AGREEMENT or sub-contract the performance of any of its obligations under this AGREEMENT without the prior written consent of ALCATEL. Such consent, however, shall not be necessary for activities and services normally sub-contracted by ITEX in connection with the design, manufacturing or testing of its products (or the processes for making the same), including but not limited to circuit design, simulation, verification, mask making, testing, and similarly related activities, to the extent that such activities do not require such subcontractor to be given access to the TECHNOLOGY or any part thereof.

20.3 This AGREEMENT is made for the benefit of ITEX and ALCATEL and their respective lawful successors and assignees and is legally binding on them. This AGREEMENT may not be changed orally, but only by a written instrument signed by ITEX and ALCATEL.

20.4 The invalidity of any provision of this AGREEMENT shall not affect the validity of any other provision of this AGREEMENT.

20.5 This AGREEMENT and the Annexes hereto attached to this AGREEMENT constitute the entire agreement between ITEX and ALCATEL with respect to the subject matter of this AGREEMENT and supersede all prior discussions, negotiations and agreements, either oral or written, between them. In the event of any conflict between the terms and provisions of this AGREEMENT and its Annexes, the terms and provisions of this AGREEMENT shall prevail.

20.6 ALCATEL's liability Under this AGREEMENT and its implementation are fully described in the present AGREEMENT and are limited to the extent as mentioned in this AGREEMENT.
         REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS
         ESSENTIAL PURPOSE OR OTHERWISE, IN NO EVENT SHALL ALCATEL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF
         ANY KIND, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. ALCATEL'S ENTIRE CUMULATIVE LIABILITY UNDER THIS
         AGREEMENT, FROM ALL CAUSES OF ACTION OF ANY TYPE, SHALL BE LIMITED
         TO THE AMOUNTS RECEIVED FROM ITEX HEREUNDER WITH A MAXIMUM OF [*] REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS
         ESSENTIAL PURPOSE OR OTHERWISE, AND SUBJECT TO SUCH
         INDEMNIFICATIONS AS MAY BE DUE IN ACCORDANCE WITH SECTION 12.6
         HEREOF, WHICH IS SPECIFICALLY EXCLUDED FROM THE PRESENT LIMITATION,
         IN NO EVENT SHALL ITEX BE LIABLE RO ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                                     29/30

20.7 Any notice or written communication provided for in this AGREEMENT by either Party to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in English by facsimile, and confirmed by courier service delivered letter, promptly transmitted or addressed to the appropriate Party. The date of receipt of a notice or communication hereunder shall be deemed to be twelve (12) days after the letter is given to the courier service in the case of a courier service delivered letter and two (2) working days after dispatch in the case of a facsimile. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party or the Parties:

         ITEX:
         2710 Walsh Avenue
         Santa Clara, California CA 95051, USA
         Facsimile No: 408-980-9214
         Attention: Daniel Chen, President

         ALCATEL:
         Francis Wellesplein 1
         B-2018 Antwerpen, BELGIUM
         Facsimile No: +32 (0)3 240 99 99
         Attention: Marc Hermans, Alliance Director copy to: Alcatel Bell Legal Dept.

20.8 The Annexes 1 through 6 hereto are made an integral part of this AGREEMENT and are equally binding with these Articles 1 to 20, unless stated otherwise in the Annexes. These Annexes may be modified by mutual written agreement of the Parties.

20.9 Neither this AGREEMENT or the Annexes hereto constitute either Party as the legal representative or agent of the other Party for any purpose whatsoever. Neither Party shall have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied on behalf of the other Party.

IN WITNESS WHEREOF, each of the Parties hereto have caused this AGREEMENT to be executed in Antwerp, Belgium by their duly authorized representatives on the date first set forth above.

         FOR ALCATEL                                               FOR ITEX
      -----------------                                         ---------------

    /s/ Martin De Prycker                SIGNATURE              /s/ Daniel Chen
    ---------------------                                       ---------------
      MARTIN DE PRYCKER                    NAME                   DANIEL CHEN
     VICE PRESIDENT AND
       GENERAL MANAGER                     TITLE               PRESIDENT AND CEO
    INTERNET ACCESS AND
            ADSL


                                     30/30

                  ANNEXES 1 THROUGH 4 IN THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                        ANNEX 5 TO THE LICENSE AGREEMENT:

                             MODEL END-USER LICENSE

--------------------------------------------------------------------------------

                                     ALCATEL

                           SOFTWARE LICENSE AGREEMENT

                 CAREFULLY READ ALL OF THE TERMS AND CONDITIONS
                       OF THIS SOFTWARE LICENSE AGREEMENT
           BEFORE YOU USE THE SOFTWARE [add name and release number].

THIS SOFTWARE LICENSE AGREEMENT (THIS "AGREEMENT") IS A LEGALLY BINDING AGREEMENT BETWEEN THE PURCHASER OF THE SOFTWARE (THE "PURCHASER") AND ALCATEL BELL N.V. ("ALCATEL"). BY USING, INSTALLING OR CLICKING THE ACCEPTANCE BUTTON OF THE SOFTWARE (AS UPDATED BY ALCATEL FROM TIME TO TIME, THE "SOFTWARE") THE PURCHASER IS ACCEPTING TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

1. GRANT OF LICENSE. The Software and all accompanying documentation (the "Documentation) are licensed to the Purchaser under the terms and conditions set forth in this Agreement. Subject to such terms and conditions, Alcatel hereby grants to the Purchaser a non-exclusive, nontransferable right to use the Software and the Documentation. The Purchaser may use the Software on a single computer located in the country where the Purchaser purchased the Software or any other country to which the Software is legally exported. The Software is in use by a single computer when the Software is installed into the permanent or temporary memory of that computer. The Software is in use by multiple computers when (a) the Software is installed on a single computer and at least one copy of the Software is installed on at least one other computer or (b) the Software is installed on the storage device of a network server for the purpose of distribution to at least two other computers. When the Software is in use by multiple computers, the Purchaser must purchase a separate license for the Software for each of those computers unless the Purchaser has purchased a license allowing explicitly use for multiple computers in which case the Purchaser may use the Software on the agreed upon number of computers.

2. LIMITATIONS ON USE. The Purchaser will not modify or translate the Software or the Documentation without the prior written consent of Alcatel. The Purchaser will not reverse engineer, decompile, disassemble or otherwise attempt to recreate the source code of the Software. The Purchaser will not separate from the Software any of the component parts of the Software.

3. LIMITATIONS ON DUPLICATION. The Purchaser will not make any copies of the Software or the Documentation; provided, however, that the Purchaser may make one complete copy of the Software or the Documentation solely for backup purposes if such copy of the Software or Documentation contains the notation "Copyright Alcatel". The Purchaser will not print any on-line or electronic documentation other than solely for servicing, operating or training purposes.

4. LIMITATIONS ON TRANSFER. The Purchaser will not sell, rent, lease or otherwise transfer any or all of the Software, the Documentation or any copies thereof, without the prior written consent of Alcatel. The Purchaser will not sublicense, assign, delegate, rent, lease or otherwise transfer any or all of its rights under this Agreement.

5. OWNERSHIP AND COPYRIGHT. The Purchaser has not acquired, by virtue of this Agreement, any right of ownership in or to the Software, the Documentation or any related patent, copyright, trademark or other intellectual property right. By virtue of this Agreement, the Purchaser has acquired a right of ownership solely in and to the physical media on which the Software and the Documentation are recorded or fixed. Alcatel, its licensors and their respective licensors retain all right, title and interest in and to the Software, the Documentation and any and all copies thereof, except for the rights expressly granted to the Purchaser pursuant to this Agreement and as may be granted by Alcatel from time to time. Such right, title and interest of Alcatel is, and such right, title and interest of Alcatel's licensors and their respective licensors may be, protected by applicable copyright laws and international treaties.

6. TERM AND TERMINATION. The term of this Agreement commences upon the first use by the Purchaser of the Software and expires upon the termination of this Agreement. If the Purchaser fails to comply with any of the terms and conditions set forth in this Agreement, then (a) this Agreement will automatically terminate, (b) notwithstanding such termination, the Purchaser will (i) destroy or permanently erase the Software and any and all copies thereof and (ii) destroy the Documentation and any and all copies thereof, and (c) Alcatel may exercise any or all remedies available to it under applicable laws. In addition, the Purchaser may terminate this Agreement at any time by (a) destroying or permanently erasing the Software and any and all copies thereof and (b) destroying the Documentation and any and all copies thereof.

7. NO WARRANTIES. THE SOFTWARE IS MADE AVAILABLE TO THE PURCHASER ON AN "AS IS" BASIS WITHOUT ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Some jurisdictions may not permit the exclusion of implied warranties; so the above exclusion may not apply to the Purchaser. The Purchaser may have other rights that vary from jurisdiction to jurisdiction.

Alcatel may from time to time, in its sole discretion, make available to the Purchaser, with or without charge, updates to the Software or the Documentation. No such action will create any warranty obligation on the part of Alcatel.

8. LIMITATION OF REMEDIES. IN NO EVENT WILL ALCATEL, ITS LICENSORS OR THEIR RESPECTIVE LICENSORS BE LIABLE FOR ANY DAMAGES OR OTHER RELIEF WHATSOEVER ARISING OUT OF PURCHASER'S USE OR INABILITY TO USE THE SOFTWARE OR THE DOCUMENTATION, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST BUSINESS OR LOST OPPORTUNITY OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR EXEMPLARY DAMAGES OR LEGAL FEES ARISING OUT OF SUCH USE OR INABILITY TO USE THE SOFTWARE, EVEN IF ALCATEL, ITS LICENSORS OR THEIR RESPECTIVE LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Some jurisdictions may not permit the exclusion or limitation of incidental or consequential damages; so the above exclusion or limitation may not apply to the Purchaser.

9. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of Belgium, without giving effect to the conflicts of laws principles thereof.

10. OTHER TERMS. Additional or different terms and conditions may be applicable to the Purchaser if so agreed in writing by the vendor of the Software, Alcatel, its licensors and/or their respective licensors.

                        ANNEX 6 TO THE LICENSE AGREEMENT:

                            NON DISCLOSURE AGREEMENT

--------------------------------------------------------------------------------

This Agreement made of as of the 20th day of April, 1998,

BY and BETWEEN

ALCATEL BELL N.V., a company organized and existing under the laws of Belgium, having its registered office at 1, Francis Wellesplein, 2018 Antwerp, Belgium, acting on its own behalf and on behalf of all the companies belonging to the ALCATEL group ("ALCATEL"),

AND

INTEGRATED TELECOM EXPRESS, INC., a corporation organised and existing under the laws of California, having its principal office at 2710 Walsh Avenue, Santa Clara, California CA 95051, (hereinafter referred to as "ITEX"),

WHEREAS, ALCATEL and ITEX (hereinafter referred to as the "Parties") have executed between them, on the same date as the present Non-Disclosure Agreement, an Individual Agreement on the Licensing of the ADSL Chipset (hereinafter the "AGREEMENT");

AND WHEREAS, the carrying out of the AGREEMENT will involve the written or verbal disclosure and communication to each other of CONFIDENTIAL INFORMATION, as defined in Clause 1 of the AGREEMENT;

AND WHEREAS, the Parties hereto wish to define their rights with respect to the CONFIDENTIAL INFORMATION, and to protect their respective rights to such CONFIDENTIAL INFORMATION.

THIS AGREEMENT WITNESSES that in consideration of the above premises and the mutual promises herein, the Parties agree as follows:

ARTICLE 1

1.1. The Parties undertake at their discretion to provide the CONFIDENTIAL INFORMATION to the other Party for purposes of the Project, subject to the terms, conditions and understandings herein set forth. Nothing herein obligates the Parties to disclose any particular data or information whether or not it is part of the CONFIDENTIAL INFORMATION.

1.2. The CONFIDENTIAL INFORMATION, and all rights to the CONFIDENTIAL INFORMATION, which has been or will be disclosed to the receiving Party, shall remain the exclusive property of the disclosing Party and shall be held in trust by the receiving Party for the benefit of the disclosing Party. The receiving Party will not examine or use such CONFIDENTIAL INFORMATION for any purpose except as described in the AGREEMENT and will not disclose the CONFIDENTIAL INFORMATION or any part thereof to any third party, either directly or indirectly, in whatever form or by whatever means. The Receiving Party will only communicate the CONFIDENTIAL INFORMATION to those employees who have a need to know within the framework of the Project and shall ensure that a standard of strict confidentiality is applied by such employees and that the obligations of non-disclosure and non-use provided herein are respected by them.

1.3. The CONFIDENTIAL INFORMATION shall not be mechanically copied or otherwise reproduced by the receiving Party other than as explicitly provided in the AGREEMENT without the express written permission of the disclosing Party, except for such copies as the receiving Party may require pursuant to this Non-Disclosure Agreement for internal evaluation purposes on a "need to know" basis. All copies shall, on reproduction by the receiving Party, contain the same proprietary and confidential notices and legends which appear on the original CONFIDENTIAL INFORMATION, unless expressly authorised otherwise by the disclosing Party.

1.4. The receiving Party shall not be liable for disclosure of the CONFIDENTIAL INFORMATION upon the occurrence of one or more of the following events:

         (a) The expiration of fifteen years from the date of this Non Disclosure Agreement first set out above;

         (b) The receiving Party can establish that the CONFIDENTIAL INFORMATION is in the public domain other than through a breach of this Non Disclosure Agreement;

         (c) The CONFIDENTIAL INFORMATION is subsequently lawfully obtained by the receiving Party from a third party or parties without breach of this Non Disclosure Agreement by the receiving Party as shown by documentation sufficient to establish the third party as a source of the CONFIDENTIAL INFORMATION;

         (d) The CONFIDENTIAL INFORMATION was known to the receiving Party prior to such disclosure as shown by documentation sufficient to establish such knowledge; or

         (e) The disclosing Party has provided its prior written approval for such disclosure by the receiving Party.

ARTICLE 2

2.1. No license under any patent and no copyright of the disclosing Party or any right respecting the CONFIDENTIAL INFORMATION other than expressly set out in the AGREEMENT, is granted to the receiving Party under this Non Disclosure Agreement by implication or otherwise. This Non Disclosure Agreement shall not constitute any representation, warranty or guarantee to the receiving Party by the disclosing Party with respect to the infringement of patents or other rights of third parties. The disclosing Party shall not be held liable for any errors or omissions in the CONFIDENTIAL INFORMATION and for the utilization and the results of utilization of the CONFIDENTIAL INFORMATION.

ARTICLE 3

3.1. Should either Party decide to terminate the AGREEMENT in accordance with Clause 15 of the AGREEMENT, both Parties shall within 28 days of notice of such termination return all CONFIDENTIAL INFORMATION and copies thereof susceptible of being so returned to the disclosing Party or shall destroy such CONFIDENTIAL INFORMATION and copies as directed by the disclosing Party and furnish proof of their destruction provided that, in the event that the receiving Party has created documents which commingle the receiving Party's CONFIDENTIAL INFORMATION will that of the disclosing Party, such documents may be destroyed by the receiving Party rather than returned.

ARTICLE 4

4.1. This Agreement shall be construed in accordance with and governed by the Law of Belgium (without regard to its conflicts of law rules), provided however, that if any provision of Belgian law purports to change any material term hereunder, to impose any material obligation, duty, warranty or burden on a party beyond, contrary to, and/or in addition to those expressly stated herein, then all aspects of this Agreement so affected shall not be subject to such law, and instead, to the extent necessary or appropriate to give effect to and/or to implement the express terms of this Agreement, this Agreement shall be governed solely and exclusively by the law of the State of California.

4.2. All disputes arising out of and/or in connection with this Non-Disclosure Agreement shall be finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration. The arbitration will be held in London, England, and will be before a single arbitrator designated in conformity with the said Rules. The arbitrator (i) shall be neutral and without business affiliation with either party; (ii) shall not be a citizen or resident of the United States nor Belgium; (iii) shall have reasonable expertise in business and financial aspects of the computer and electronics industry; and (iv) shall make detailed and complete findings of fact and conclusions of law in writing. The arbitration proceedings shall be held entirely in the English language and shall be subject to such conditions and precautions as may be appropriate to protect the confidential information of each party in a manner consistent with and at least as secure as the provisions of this Non Disclosure Agreement. In interpreting this Agreement, the arbitrator shall take into account usages in the computer electronics and software trade, particularly with a view to interpreting the confidentiality and trade secret provisions of this Non Disclosure Agreement in strict terms. Arbitration will be final and binding upon the Parties.

4.3 Judgment upon the arbitration award rendered may be entered in any Court having jurisdiction thereof, of having jurisdiction over either of the parties or their assets, or application may be made to such Court for a juridical acceptance of the award and an order of enforcement, as the case may be.

4.4 Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary and/or intellectual property information, trade secrets, know-how or any other proprietary rights.

ARTICLE 5

5.1. No amendment to terms and conditions of this Agreement shall be valid and binding on the Parties hereto unless made in writing and signed by an authorised representative of each of the Parties.

5.2. This Agreement shall be binding upon the Parties hereto and their respective successors and assigns.

     SIGNED FOR AND ON                                       SIGNED FOR AND ON
     BEHALF OF ALCATEL                                        BEHALF OF ITEX
   ---------------------                                      ----------------

   /s/ MARTIN DE PRYCKER                SIGNATURE             /s/ DANIEL CHEN
   ---------------------                                      ----------------

     MARTIN DE PRYCKER                    NAME                   DANIEL CHEN
    VICE PRESIDENT AND
      GENERAL MANAGER                     TITLE               PRESIDENT AND CEO
   INTERNET ACCESS AND
           ADSL